UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 25, 2007

1-800 CONTACTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-23633	87-0571643
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

66 E. Wadsworth Park Drive, Draper UT		84020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:
(801) 316-5000

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

☐      Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement  communications  pursuant to Rule  14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement  communications  pursuant to Rule  13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement

The Menicon Agreement

On May 29, 2007, 1-800 CONTACTS, INC. (“1-800 CONTACTS”) announced that it had entered into an Asset Purchase Agreement by and among 1-800 CONTACTS, ClearLab International Pte. Ltd., Stephen D. Newman, and Menicon Co., Ltd. (“Menicon”) (the “Menicon Agreement”), pursuant to which 1-800 CONTACTS would sell the intellectual property and other assets related to its “flat-pack technology” (“FPT”) to Menicon.  Menicon is Japan’s largest independent contact lens manufacturer.  In December 2004, 1-800 CONTACTS entered into an agreement with Menicon, in which it licensed different types of intellectual property to Menicon and granted Menicon exclusive rights to develop, manufacture and market certain disposable contact lenses and related intellectual property in Japan.  Under the Menicon Agreement, Menicon will purchase, among other assets, the assets related to the technology that it previously licensed from 1-800 CONTACTS, and this prior agreement with Menicon, including any rights 1-800 CONTACTS has to royalties or other payments under such agreement, will be terminated.  1-800 CONTACTS expects that the transaction with Menicon will close by June 22, 2007.

The consideration to be paid includes a one-time nonrefundable payment of $23 million at closing, deferred consideration totaling $2 million upon Menicon’s launch of flat pack products in Japan, $3 million upon Menicon entering into a license agreement with a third party for a market outside of Japan, and earn-out payments based on a percentage of Menicon’s total sales of flat pack products and a percentage of the total consideration payable to Menicon pursuant to any license agreement for the flat pack and certain other products.  The term of the earn-out payments commences upon the commercial launch of flat pack products anywhere in the world and continues through the fifteenth anniversary of the launch of flat pack products in Japan.  As part of the agreement, Menicon has agreed to continue prosecuting certain patent applications which it will acquire at closing.

The Menicon Agreement contains various representations and warranties made by the parties.  Among others, 1-800 CONTACTS makes representations and warranties related to various intellectual property matters, and title to assets.  Menicon’s representations and warranties relate primarily to its ability to perform its payment and other obligations under the Menicon Agreement.  Each of the parties also makes various covenants in the Menicon Agreement.  These covenants include requiring each party to use its commercially reasonable efforts to close the transaction and prohibiting both parties from taking certain actions that would impede such closing.  1-800 CONTACTS also agrees to non-competition and confidentiality restrictions relating to the assets that Menicon is purchasing.  Each of Menicon and 1-800 CONTACTS agrees to a two-year non-solicitation covenant related to employees of the other.  1-800 CONTACTS is required to reimburse certain costs related to operational, technical and litigation matters that Menicon incurs.

The Menicon Agreement contains certain termination rights for the parties, including that each of 1-800 CONTACTS and Menicon may terminate the agreement if the proposed transaction has not closed by a date certain due to a breach of a condition to closing of the other party, upon the occurrence of a material adverse effect related to the assets Menicon is acquiring, or a material breach of the agreement by the other party.  The transaction is also subject to various conditions to closing.  Each of 1-800 CONTACTS and Menicon agrees to indemnify the other party and their respective affiliates from various claims, losses, liabilities, damages, obligations and other amounts related to the terms of the Menicon Agreement, the assets being sold to Menicon and the operations of the entities.

The foregoing provides only a brief summary of selected provisions of the Menicon Agreement and is qualified in its entirety by reference to the text of the Menicon Agreement, which 1-800 CONTACTS expects to file as an exhibit to its quarterly report on Form 10-Q for the second quarter of fiscal year 2007.

The Mi Gwang Agreement

On May 29, 2007, 1-800 CONTACTS also announced that it had entered into a Purchase Agreement by and among 1-800 CONTACTS, ClearLab International Pte. Ltd., Mi Gwang Contact Lens Co., Ltd. (“Mi Gwang”), and ClearLab SG Pte. Ltd. (the “Mi Gwang Agreement”), pursuant to which 1-800 CONTACTS would sell various assets, including facilities, equipment and other tangible assets, real property interests, intellectual property, and the stock of subsidiaries ClearLab UK Ltd. and Shayna Ltd. (the “Operations Assets”), to Mi Gwang.  Mi Gwang is one

of Korea’s leading contact lens manufacturers, and is publicly traded on the Korea Stock Exchange.  1-800 CONTACTS expects that the transaction with Mi Gwang will close by June 29, 2007.

The consideration to be paid includes a one-time nonrefundable payment of $9 million at closing and the issuance at closing of $6.5 million in restricted Mi Gwang capital stock.  1-800 CONTACTS is restricted from trading $6.0 million of the Mi Gwang stock until twelve months after the closing and is restricted from trading the remaining $500,000 until eighteen months after the closing.  The purchase price is subject to a post-closing adjustment based on the closing net working capital of the divested business, payable in cash if owed by Mi Gwang and payable in Mi Gwang capital stock if owed by 1-800 CONTACTS.

The Company will retain certain liabilities, including ClearLab’s existing debt and capital lease obligations totaling approximately $6.5 million as of March 31, 2007.  In addition, the Company has agreed to reimburse Mi Gwang for certain liabilities, including any remaining costs associated with the closure of the United Kingdom manufacturing operations and the consolidation of operations in Singapore.

The Mi Gwang Agreement contains various representations and warranties made by the parties.  Among others, 1-800 CONTACTS makes representations and warranties related to title to assets, financial condition of the ClearLab business, operating condition of the equipment of the business, and the absence of certain liabilities.  Mi Gwang’s representations and warranties relate primarily to its ability to perform its payment, delivery of Mi Gwang shares and other obligations under the Mi Gwang Agreement.  Each of the parties also makes various covenants in the Mi Gwang Agreement.  These covenants include requiring each party to use its commercially reasonable efforts to close the transaction and prohibiting both parties from taking certain actions that would impede such closing.  1-800 CONTACTS also agrees to certain operational and other limitations prior to closing that relate to the assets being sold, and various support obligations related to these assets, particularly related to the facilities, leases and real property interests in connection with the assets.  1-800 CONTACTS also agrees to provide transition services and support following the closing, as well as other on-going support.  Mi Gwang agrees to certain non-competition restrictions and non-solicitation restrictions as to assets and resources included in the Menicon transaction.

The Mi Gwang Agreement contains certain termination rights.  Each of 1-800 CONTACTS and Mi Gwang may terminate the agreement if the proposed transaction has not closed by June 30, 2007 due to a breach of a condition to closing of the other party, upon the occurrence of a material adverse effect related to the Operations Assets, or a material breach of the agreement by the other party.  Each of 1-800 CONTACTS and Mi Gwang have deposited $1 million into an escrow account, which $1 million would be released to the other party if the transaction does not close by June 30, 2007 due to a reason other than the breach by such party of its obligations under the Mi Gwang Agreement.  The transaction is also subject to various conditions to closing.  Each of 1-800 CONTACTS and Mi Gwang agrees to indemnify the other party and their respective affiliates from various claims, losses, liabilities, damages, obligations and other amounts related to the terms of the Mi Gwang Agreement, the Operations Assets and the operations of the entities.

The foregoing provides only a brief summary of selected provisions of the Mi Gwang Agreement and is qualified in its entirety by reference to the text of the Mi Gwang Agreement, which 1-800 CONTACTS expects to file as an exhibit to its quarterly report on Form 10-Q for the second quarter of fiscal year 2007.

Following consummation of the proposed transactions contemplated by the Menicon and Mi Gwang Agreements, 1-800 CONTACTS will have divested essentially all of the operating assets and properties of its international contact lens development, manufacturing, and distribution business and will no longer have an interest in that business, other than under the terms of those agreements.

*    *    *

Forward-Looking Statements

In addition to historical information, this report and the exhibits attached hereto contain forward-looking statements made by 1-800 CONTACTS in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements include all statements made in this report and the exhibits attached hereto, other than statements of historical facts, including, among others, statements regarding the consummation of the transactions contemplated by the Menicon Agreement and/or the Mi Gwang Agreement, possibility of future consideration in connection with the Menicon Agreement, conditions and other events that precede a closing of the transactions contemplated by the Menicon Agreement and/or Mi Gwang Agreement, and anticipated timing of the closing of the transactions contemplated by the Menicon Agreement and/or the Mi Gwang Agreement.  These statements also include statements regarding the intent, belief or current expectations of 1-800 CONTACTS, as well as the assumptions on which such statements are based, and are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “forecasts,” “plans,” “intends,” “should,” “could,” “would” or similar expressions. The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: the risk that the transactions proposed by either or both of the Menicon Agreement and the Mi Gwang Agreement may not be consummated for various reasons, including failure of a condition to either such closing to be satisfied; uncertainties regarding the future commercial demand for, and commercial sales of, products based on the flat-pack technology and related products, on which any future consideration from Menicon would be based; risks associated with innovations and offerings of competitors that could affect the future demand for, and sales of, products based upon the flat-pack technology and related products; and risks and uncertainties related to obligations or liabilities of 1-800 CONTACTS’ international contact lens development, manufacturing, and distribution business, or indemnification obligations under either or both of the Menicon Agreement and Mi Gwang Agreement, which could impact the financial condition or results of operations of 1-800 CONTACTS or the realization of the expected benefits to 1-800 CONTACTS under either or both of the Menicon Agreement and the Mi Gwang Agreement.  More detailed information about these factors and others are discussed in “Risk Factors” and elsewhere in the Annual Report on Form 10-K of 1-800 CONTACTS and Quarterly Reports on Forms 10-Q and Current Reports on Forms 8-K filed since the filing of 1-800 CONTACTS’ Form 10-K with the SEC. Such forward-looking statements speak only as of the date of this report.  1-800 CONTACTS is under no obligation, and expressly disclaims any obligation, to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Item 8.01  Other Events

1-800 CONTACTS, INC. issued a press release on May 29, 2007 announcing the Menicon Agreement and the Mi Gwang Agreement, which is attached to this Form 8-K as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

Exhibit 99.1            Press Release issued by 1-800 CONTACTS, INC., dated May 29, 2007.

The above exhibit is attached to this Current Report on Form 8-K.  1-800 CONTACTS, INC. hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800 CONTACTS, INC.

Dated: June 1, 2007	By	/s/ Robert G. Hunter
Robert G. Hunter
Chief Financial Officer